Exhibit 99.1

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Consolidated Financial Report

September 24, 2007 (Unaudited) and December 31, 2006 and 2005

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.

Contents

Independent Auditor’s Report	1

Financial Statements

Consolidated balance sheets	2 -3

Consolidated statements of income	4

Consolidated statements of stockholders’ equity	5

Consolidated statements of cash flows	6 - 7

Notes to consolidated financial statements	8 - 19

Independent Auditor’s Report

To the Board of Directors

Metropolitan Dental Holdings, Inc.

Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheets of Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates (collectively the Company) as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2006, and the seven-month period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the year and the seven-month period, respectively, then ended in conformity with accounting principles generally accepted in the United States of America.

McGladrey & Pullen, LLC
Minneapolis, Minnesota
February 19, 2007

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Consolidated Balance Sheets

September 24, 2007 (Unaudited), and December 31, 2006 and 2005

	September 24,	December 31
Assets (Note 4)	2007	2006	2005
	(Unaudited)
Current Assets
Cash and cash equivalents	$2,234,483	$713,511	$146,176
Patient accounts receivable, net (Note 2)	6,942,615	6,910,733	7,183,591
Other receivables	767,030	339,750	319,781
Prepaid expenses and other	200,017	302,587	499,509
Deferred income taxes (Note 6)	631,264	477,700	375,000

Total current assets	10,775,409	8,744,281	8,524,057

Property and Equipment
Leasehold improvements	5,251,493	4,487,912	3,447,875
Furniture, fixtures and equipment	8,122,721	6,638,311	4,693,708
Less accumulated depreciation	(3,832,621)	(2,563,063)	(817,132)

	9,541,593	8,563,160	7,324,451

Goodwill (Note 3)	4,456,960	4,384,996	4,362,701

Intangible and Other Assets, net (Note 2)	15,919,046	15,668,338	17,290,331

Total assets	$40,693,008	$37,360,775	$37,501,540

See Notes to Consolidated Financial Statements.

	September 24,	December 31
Liabilities and Stockholders’ Equity	2007	2006	2005
	(Unaudited)
Current Liabilities
Current portion of long-term debt	$3,330,769	$2,478,647	$3,706,797
Accounts payable	6,909,405	1,861,999	1,928,160
Accrued payroll and other	3,066,412	3,399,223	2,752,381

Total current liabilities	13,306,586	7,739,869	8,387,338

Deferred Income Taxes (Note 6)	4,144,400	4,636,500	5,030,000
Long-Term Debt, less current portion (Note 4)	15,385,328	13,783,448	13,378,074
Subordinated Notes (Note 4)	—	3,071,998	2,629,861

Total liabilities	32,836,314	29,231,815	29,425,273

Noncontrolling Interest in Affiliates	585,306	222,512	250,461

Commitments and Contingencies (Notes 5 and 8)

Stockholders’ Equity (Note 7)
Common stock, $0.001 par value; authorized 2,000,000 shares; issued 2006 1,019,400 shares; 2005 1,000,000 shares	1,019	1,019	1,000
Preferred stock, $0.001 par value; authorized 18,000 shares; issued 2006 10,590 shares; 2005 10,000 shares (Note 8)	11	11	10
Additional paid-in capital	8,233,636	8,233,636	7,581,656
Retained earnings (deficit)	(963,278)	(328,218)	243,140

Total stockholders’ equity	7,271,388	7,906,448	7,825,806

Total liabilities and stockholders’ equity	$40,693,008	$37,360,775	$37,501,540

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Consolidated Statements of Income

Nine-Month Period Ended September 24, 2007 (Unaudited), Year Ended December 31, 2006 and Seven-Month Period Ended December 31, 2005

	September 24,	December 31
	2007	2006	2005
	(Unaudited)
Operating revenues:
Gross revenues	$62,390,768	$71,938,431	$37,945,125
Contractual adjustments and other allowances	(11,135,309)	(13,314,270)	(6,763,163)

Net operating revenues	51,255,459	58,624,161	31,181,962

Operating expenses:
Salaries and benefits	32,571,701	38,480,502	19,020,822
Lab fees and dental supplies (Note 5)	4,446,680	4,967,915	3,765,724
Office occupancy and facility charges	2,094,499	2,590,639	1,254,345
Depreciation and amortization	2,809,808	3,725,975	1,364,108
General and administrative	4,832,415	6,582,986	3,840,606
MN Care tax	1,046,267	1,139,540	579,406

Total operating expenses	47,801,370	57,487,557	29,825,011

Operating income	3,454,089	1,136,604	1,356,951

Nonoperating activities:
Interest and other income (expense) (Note 5)	(3,191,235)	(64,237)	28,298
Interest expense	(1,357,517)	(2,061,166)	(830,892)

Income (loss) before income taxes and noncontrolling interest in Affiliates	(1,094,663)	(988,799)	554,357

Noncontrolling interest in Affiliates	97,278	6,472	(62,019)

Income (loss) before income taxes	(997,385)	(982,327)	492,338

Provision for income taxes (benefit) (Note 6)	(362,325)	(410,969)	249,198

Net income (loss)	$(635,060)	$(571,358)	$243,140

See Notes to Consolidated Financial Statements.

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Consolidated Statements of Stockholders’ Equity

Nine-Month Period Ended September 24, 2007 (Unaudited), Year Ended December 31, 2006 and Seven-Month Period Ended December 31, 2005

	Capital Stock Issued		Additional Paid-In	Retained	Total
	Common	Preferred	Capital	Earnings (Deficit)
Balance, May 25, 2005	$—	$—	$—	$—	$—
Net income	—	—	—	243,140	243,140
Issuance of 1,000,000 shares of common stock (Note 3)	1,000	—	871,937	—	872,937
Issuance of 9,000 shares of preferred stock (Note 3)	—	9	7,856,421	—	7,856,430
Issuance of 1,000 shares of preferred stock (Note 3)	—	1	999,999	—	1,000,000
Deemed dividend (Note 3)	—	—	(2,146,701)	—	(2,146,701)

Balance, December 31, 2005	1,000	10	7,581,656	243,140	7,825,806
Net loss	—	—	—	(571,358)	(571,358)
Issuance of 19,400 shares of common stock	19	—	65,181	—	65,200
Issuance of 590 shares of preferred stock	—	1	586,799	—	586,800

Balance, December 31, 2006	1,019	11	8,233,636	(328,218)	7,906,448
Net loss (unaudited)	—	—	—	(635,060)	(635,060)

Balance, September 24, 2007 (unaudited)	$1,019	$11	$8,233,636	$(963,278)	$7,271,388

See Notes to Consolidated Financial Statements.

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Consolidated Statements of Cash Flows

Nine-Month Period Ended September 24, 2007 (Unaudited), Year Ended December 31, 2006 and Seven-Month Period Ended December 31, 2005

	September 24, 2007	December 31
		2006	2005
	(Unaudited)
Cash Flows From Operating Activities
Net income (loss)	$(635,060)	$(571,358)	$243,140
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,822,856	3,752,342	1,364,108
Deferred income taxes	(645,664)	(496,200)	(136,352)
Noncontrolling interest in Affiliates	97,278	(6,472)	62,019
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(459,162)	252,889	(683,233)
Prepaid expenses and other	102,570	196,922	(212,175)
Accounts payable and accrued expenses	4,714,595	580,681	(441,917)

Net cash provided by operating activities	5,997,413	3,708,804	195,590

Cash Flows From Investing Activities
Purchases of property and equipment	(2,221,974)	(2,602,243)	(1,133,956)
Increase in long-term note receivable	(1,407)	(46,716)	—
Acquisitions of dental practices, lab and MDMI	(1,874,823)	(592,221)	(20,986,571)

Net cash used in investing activities	(4,098,204)	(3,241,180)	(22,120,527)

Cash Flows From Financing Activities
Financing fees paid	(25,757)	(150,173)	—
Capital contributions (distributions) to members of affiliate	265,516	(21,477)	(44,880)
Proceeds from issuance of preferred stock	—	586,800	7,092,000
Proceeds from issuance of common stock	—	65,200	788,000
Proceeds from long-term debt borrowings	22,090,000	38,836,674	15,852,676
Principal payments on long-term debt	(22,707,996)	(39,217,313)	(1,616,683)

Net cash (used in) provided by financing activities	(378,237)	99,711	22,071,113

Increase in cash and cash equivalents	1,520,972	567,335	146,176

Cash and Cash Equivalents, beginning of period	713,511	146,176	—

Cash and Cash Equivalents, end of period	$2,234,483	$713,511	$146,176

(Continued)

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Consolidated Statements of Cash Flows (Continued)

Nine-Month Period Ended September 24, 2007 (Unaudited), Year Ended December 31, 2006 and Seven-Month Period Ended December 31, 2005

	September 24,	December 31
	2007	2006	2005
	(Unaudited)
Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$1,312,170	$1,760,725	$745,459
Cash paid for income taxes	165,860	20,000	545,750

Supplemental Schedule of Noncash Investing and Financing
Activities
Interest on subordinated debt added to principal balance	$—	$279,137	$129,861

Acquisitions of dental practices, lab and MDMI:
Accounts receivable	$—	$—	$7,008,581
Prepaid expenses and other	—	—	287,334
Deferred income taxes	—	—	687,648
Property and equipment	94,762	214,125	6,938,680
Goodwill, patient records and intangibles	1,780,061	378,096	22,270,766

Fair value of assets acquired, net of cash	1,874,823	592,221	37,193,009
Current liabilities assumed	—	—	5,122,438
Long-term debt assumed	—	—	3,605,000
Deferred income tax liability assumed	—	—	1,168,000
Deferred income taxes on basis step-up	—	—	4,311,000

Net assets acquired, net of cash	1,874,823	592,221	22,986,571
Preferred stock issued	—	—	1,000,000
Note payable issued	—	—	1,000,000

Cash purchase price	$1,874,823	$592,221	$20,986,571

Common and preferred stock issued to MDMI shareholders at carryover basis	$—	$—	$849,367
Subordinated debt issued to MDMI shareholders at carryover basis	—	—	530,000
Deemed dividend on acquisition of MDMI	—	—	2,146,701

See Notes to Consolidated Financial Statements.

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 1. Nature of Business and Ownership and Summary of Significant Accounting Policies

Nature of business and ownership: Metropolitan Dental Holdings, Inc. (MDHI) is a holding company that was formed in 2005. On May 24, 2005, MDHI purchased all of the outstanding stock of Metropolitan Dental Management, Inc. (MDMI) in exchange for a combination of cash and shares of MDHI. The acquisition has been accounted for as a leveraged buyout, as a portion of the acquisition was funded by issuance of debt in MDMI. MDHI stock is owned by Sentinel Capital Partners III, L.P., Sentinel Capital Investors III, L.P. and certain members of management of MDMI, some of whom are also owners of membership interests in Metro Dentalcare, P.L.C. (MDPLC).

Metropolitan Dental Management, Inc. provides business management services to Metro Dentalcare, P.L.C. and its wholly owned subsidiaries and Family Orthodontic Specialists, P.L.C. (FOSPLC) (collectively the Managed Companies), all of which are dental practices in the state of Minnesota. MDHI and MDMI do not own any direct interest in the Managed Companies. On December 31, 2005, MDMI purchased the assets of a dental lab that provides services to MDPLC (see Note 3).

Metro Dentalcare, P.L.C., a professional limited liability company, operates a network of dental clinics in the Minneapolis/St. Paul metropolitan area. MDPLC owns all of the membership interests in Family Periodontic Specialists, P.L.C., Family Endodontic Specialists, P.L.C., Family Pediatric Specialists, P.L.C., and Family Oral Surgery Specialists, P.L.C. MDPLC owns 50 percent of the membership interests in Family Orthodontic Specialists, P.L.C., which operates several orthodontic clinics in the Minneapolis/St. Paul metropolitan area. Membership interests in MDPLC and the 50 percent of FOSPLC not owned by MDPLC are owned by certain dentists that provide services in the dental practices.

MDMI acquires the assets of dental practices and other related businesses. The acquired assets may include the land, buildings, equipment, patient records and intangibles related to a dental practice. If the real estate for the office is not owned, MDMI enters into lease agreements for the space. MDMI employs all of the employees that provide services to the Managed Companies, except for dentists who are employed by the Managed Companies.

MDMI has entered into long-term management agreements with the Managed Companies. The agreements are effective until 2039. MDMI provides all services necessary for the administration of the nonclinical aspects of the dental operations. Services provided to the Managed Companies include sharing the best practices of its managed companies and providing assistance with organizational planning and development; recruiting, retention and training programs; quality assurance initiatives; facilities development and management; employee benefits administration; procurement; information systems; marketing and payor relations; and financial planning, reporting and analysis. In the event of expiration or termination of the management agreement, MDPLC is required to purchase certain assets at market value and assume certain debts and obligations of MDMI.

The management agreements with the Managed Companies provide that MDMI gets reimbursed on a cost basis for all direct expenses incurred on behalf of the Managed Companies. The agreement with MDPLC provides that MDMI will also receive 100 percent of net income after taxes of MDPLC or pay 100 percent to MDPLC if there was a net loss. The agreement with FOSPLC provides that MDMI also receives a monthly fee based on a percentage of the net collections of FOSPLC.

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 1. Nature of Business and Ownership and Summary of Significant Accounting Policies (Continued)

As a result of the relationships between MDPLC, FOSPLC, and MDMI and implementing the accounting guidance of Financial Accounting Standards Board (FASB) Interpretation No. 46 (Revised 2003), Consolidation of Variable Interest Entities — an interpretation of ARB No. 51, MDPLC and its subsidiaries and FOSPLC are consolidated with the financial statements of MDMI and are referred to in these consolidated financial statements as Affiliates or Managed Companies.

Significant accounting policies:

Unaudited interim financial information: The interim financial information of MDHI for the nine-month period of January 1, 2007, to September 24, 2007, is unaudited. The unaudited interim financial information has been prepared on the same basis as the December 31, 2006 and 2005, consolidated financial statements and in the opinion of management, reflects all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and cash flows of MDHI for the nine-month period ended September 24, 2007, and the financial position of MDHI as of September 24, 2007.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of MDHI, MDMI, MDPLC and its subsidiaries, and FOSPLC. These entities are collectively referred to as the Company in these consolidated financial statements. All material intercompany balances and transactions have been eliminated in consolidation.

Noncontrolling interest in Affiliates: MDPLC and FOSPLC are not directly owned by MDHI or MDMI and are instead owned by their members. The net income or loss and the equity applicable to these membership interests have been recognized in the Company’s consolidated financial statements as an adjustment of the Company’s net income and equity.

Management estimates: The preparation of the Company’s consolidated financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: Cash equivalents include highly liquid investments with a maturity of three months or less when purchased. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Patient accounts receivable: Patient accounts receivable represent amounts due related to the arrangement of the provision of care to patients. Accounts receivables are reduced by estimates of third-party payor discounts that will be taken from the gross charges and an estimate of the amount of patient accounts that will ultimately be uncollectible. Management determines the allowance for uncollectible accounts by a review of the outstanding amounts on a monthly basis. The allowance is determined by identifying troubled accounts, by using historical experience applied to an aging of accounts, and by considering the patient’s financial history and credit history and current economic events.

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 1. Nature of Business and Ownership and Summary of Significant Accounting Policies (Continued)

As of and for the period ended September 24, 2007, and the year and seven-month period ended December 31, 2006 and 2005, respectively, net patient revenue and related net patient receivables from major customers included the following as a percent of the totals:

	2007 (Unaudited)		2006		2005
	Revenue	Accounts Receivable	Revenue	Accounts Receivable	Revenue	Accounts Receivable
Delta Dental Plan of Minnesota	46%	36%	45%	32%	40%	20%
Cigna	13%	3%	13%	7%	13%	6%

MDMI purchases from the Managed Companies the net accounts receivable generated from the provision of professional services by the Managed Companies; however, the Managed Companies retain the risk of collection on these receivables.

Property and equipment: Property and equipment are stated at cost. Depreciation and amortization are charged to operations using the straight-line method over the assets’ estimated useful lives ranging from four to 15 years for furniture, fixtures and equipment. Leasehold improvements are being amortized over the lesser of the term of the lease or the estimated useful life of the improvement.

Income taxes: Income taxes are determined by the liability method in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Managed Companies have each elected to be taxed for federal and state income tax purposes as a limited liability company under the provisions of the respective income tax codes. Under these provisions, the members of the Managed Companies report their allocated shares of net income or losses on their income tax returns. As a result, no income taxes are recognized in the consolidated financial statements related to the activities of the Managed Companies.

Goodwill: The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. The Company’s goodwill resulted from the acquisition of MDMI and various dental clinic operations (see Note 3). SFAS No. 142, Goodwill and Other Intangible Assets, provides that goodwill is not amortized but is subject to an annual test of impairment. SFAS No. 142 prescribes a two-step process for impairment testing of goodwill, which is performed annually as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year as of December 31. No indications of impairment were identified.

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 1.	Nature of Business and Ownership and Summary of Significant Accounting Policies (Continued)

Intangible and other assets: Intangible and other assets consist primarily of debt issuance costs, purchased contract, and patient records from the acquisition of MDMI and various dental clinic operations that are used in the operations of MDPLC. Debt issuance costs are amortized on the interest method over the terms of the related debt. Patient records are amortized on a straight-line basis over their economic lives, generally not exceeding 15 years. Covenants not to compete are amortized on a straight-line basis over the term of the agreement. Contract rights acquired are amortized over the five-year life of the contract.

Revenue recognition: Patient revenue is recorded at the Company’s established rates, with contractual adjustments deducted to determine net patient revenue, as services are provided or when fees are earned. The Company has entered into reimbursement agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. Reimbursement under these agreements is primarily based on charges or discounts from established charges. Amounts collected in advance of services being provided are reported as unearned revenue, which is reported in other accruals on the consolidated balance sheet.

Note 2. Balance Sheet Information

	September 24, 2007	December 31
		2006	2005
	(Unaudited)
Patient accounts receivable, net:
Patient accounts receivable	$9,478,287	$9,034,611	$9,333,555
Allowance for contractual adjustments	(1,273,673)	(966,064)	(1,038,484)
Allowance for doubtful accounts	(1,261,999)	(1,157,814)	(1,111,480)

Total patient accounts receivable, net	$6,942,615	$6,910,733	$7,183,591

Intangible and other assets, net:
Patient records	$13,007,164	$12,825,964	$12,593,330
Accumulated amortization	(2,117,826)	(1,421,747)	(516,073)

Total patient records, net	10,889,338	11,404,217	12,077,257

Financing fees	438,506	410,173	260,000
Accumulated amortization	(178,805)	(106,815)	(30,333)

Total financing fees, net	259,701	303,358	229,667

Contract rights, net of accumulated amortization	4,625,725	3,850,120	4,702,503

Other assets	108,631	110,643	280,904

Total intangible and other assets, net	$15,883,395	$15,668,338	$17,290,331

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 2. Balance Sheet Information (Continued)

Estimated aggregate amortization expense for the intangible assets for the remainder of 2007 and for each of the next five years ending December 31 is as follows:

Remainder of 2007	$600,000
2008	2,500,000
2009	2,500,000
2010	2,300,000
2011	900,000
2012	900,000

Note 3. Acquisitions

On May 24, 2005, MDHI purchased all of the outstanding stock of MDMI in exchange for a combination of cash and shares of MDHI. The consolidated financial statements include the results of MDMI since the date of acquisition. The acquisition has been accounted for as a purchase using leveraged buyout accounting, as a significant portion of the acquisition was funded by issuance of debt in MDMI. As certain shareholders of MDMI received common and preferred shares and subordinated debt from MDHI in exchange for a portion of their common shares in MDMI, the basis of the shares to MDHI is the carryover basis from MDMI. The carryover basis of the shares was computed at approximately $849,000, which is a reduction of approximately $1,271,000 from the fair value of the issued shares. This reduction decreased the intangible assets recognized in the transaction. A portion of the cash paid to these former shareholders of MDMI was treated as a “deemed dividend” in the amount of $2,147,000, in accordance with the leveraged buyout accounting rules.

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 3. Acquisitions (Continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition and the sources of funds for the acquisition.

Net assets acquired:
Current assets	$9,186,000
Property and equipment	6,057,000
Goodwill	4,311,000
Intangible and other assets	12,806,000

32,360,000

Current liabilities assumed	4,951,000
Deferred income tax liability assumed	1,168,000
Long-term debt assumed	3,605,000
Deferred income taxes on basis step-up	4,311,000

Net assets acquired	$18,325,000

Financed by:
Common stock issued to new shareholders	$788,000
Preferred stock issued to new shareholders	7,092,000
New debt issued by MDMI	7,096,000
Subordinated debt provided by new shareholders	1,970,000
Subordinated debt provided by MDMI shareholders	530,000
Carryover basis for MDMI shares converted to MDHI	849,000

$18,325,000

On December 31, 2005, MDMI purchased the assets of Merit Dental Laboratory, LLC from certain shareholders of MHDI, in exchange for a combination of cash, notes payable and issuance of preferred stock. The acquisition has been accounted for using purchase accounting. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed.

Net assets acquired:
Current assets	$379,000
Property and equipment	100,000
Intangible and other assets	4,683,000
Current liabilities assumed	(162,000)

Net assets acquired	$5,000,000

Financed by:
Cash paid	$3,000,000
Note payable issued	1,000,000
Preferred stock issued	1,000,000

$5,000,000

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 3. Acquisitions (Continued)

During the year ended December 31, 2006, and the seven-month period ended December 31, 2005, MDMI purchased the assets of two dental clinics in each period for approximately $526,000 and $1,451,000, respectively. The acquisitions were accounted for using purchase accounting. The majority of the purchase price was for property, equipment and intangible assets. The operations of the clinics subsequent to purchase are included in the consolidated statement of income for the Company.

Note 4. Long-Term Debt

Long-term debt at September 24, 2007, and December 31, 2006 and 2005, consisted of the following:

	September 24, 2007	December 31
		2006	2005
	(Unaudited)
Term Loan A payable to bank, with principal due in quarterly installments through June 30, 2010, ranging from $225,000 to $450,000, with interest due monthly at the LIBOR rate plus 3.25% (8.525% at September 24, 2007) (1) (2)	$9,718,750	$8,325,000	$5,625,000
Term Loan B payable to bank, with principal due in quarterly installments of $15,000 to March 31, 2010, with the remaining principal balance due March 31, 2010, with interest due monthly at the LIBOR rate plus 3.50% (8.775% at September 24, 2007) (2)	6,465,000	5,955,000	3,970,000
Expansion term note payable to bank	—	—	5,000,000
Revolving loan payable to bank, due June 30, 2010, with interest due monthly at the LIBOR rate plus 3.0% (8.275% at September 24, 2007) (2) (3)	1,883,000	1,198,000	660,000
Subordinated notes payable to stockholders, with 20% interest payable. Fifty percent of interest is paid semiannually, while the remaining 50 percent is rolled into the principal balance. Balance is due November 2010	—	3,071,998	2,629,861
Note payable to River Road Dental, PA, due in monthly installments of $13,607, including interest at 6.0%, to December 2011; collateralized by substantially all assets at the Brooklyn Center Clinic	609,347	702,058	819,373
Note payable to Bloomington Southgate, due in annual installments of $20,000, plus interest at 5%, to September 2009	40,000	60,000	—

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 4. Long-Term Debt (Continued)

	September 24, 2007	December 31
		2006	2005
	(Unaudited)
6% note payable to Merit Dental Laboratory, LLC	—	—	1,000,000
Other	—	22,037	10,498

	18,716,097	19,334,093	19,714,732

Less current maturities	3,330,769	2,478,647	3,706,797

Long-term debt	$15,385,328	$16,855,446	$16,007,935

(1)	Within 125 days after the end of each of the Company’s fiscal years, the Company shall make an additional principal payment on the outstanding balance of Term Loan A and any expansion loan to the bank in an aggregate amount equal to 50 percent of the “excess cash flow,” as defined in the agreement, for the fiscal year. Fifty percent of such payment shall be applied to the outstanding principal balance of the Term Loan A, and 50 percent shall be applied to the expansion loan.
(2)	The bank debts are secured by substantially all of the assets of MDHI.
(3)	The revolving loan may be drawn to a maximum of $2,500,000 if a sufficient borrowing base is available. The borrowing base is accounts receivable as defined in the agreement. Any amounts outstanding in excess of the borrowing base are due on demand. All other amounts are due June 2010.

The loans require MDHI to meet certain financial covenants related to net worth and net income and impose a limitation on dividends and additional debt that may be incurred. In addition, there are several nonfinancial covenants.

At December 31, 2006, the aggregate annual maturities of long-term debt are approximately as follows:

Years ending December 31:
2007	$2,479,000
2008	1,513,000
2009	1,915,000
2010	13,271,000
2011	156,000

$19,334,000

Subsequent to September 24, 2007, in connection with the sale of MDHI stock, the notes payable to bank were paid in full (see Note 10).

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 5. Related-Party Transactions

MDMI has an agreement with Sentinel Capital Partners, LLC (Sentinel), an entity affiliated with a stockholder, whereby Sentinel provides certain strategic planning and consulting services to MDMI. A payment of $500,000 was made to Sentinel at the closing of the acquisition of MDMI by MDHI. The agreement requires annual payments of $250,000. Expense of $187,500, $250,000 and $187,500 was recognized for the nine-month period ended September 24, 2007, the year ended December 31, 2006, and the seven-month period ended December 31, 2005, respectively. Payments under this agreement are subordinated to the bank debt (see Note 4). The agreement remains in effect until the parties agree to terminate it. Sentinel also provided services in connection with the sale of MDHI stock on September 25, 2007 (see Note 8), and received fees of $1,400,000.

During 2005, lab fees of $2,050,000 were incurred through Merit Dental Laboratory, LLC, which was owned by shareholders of MDHI and who are also owner dentists of MDPLC. Merit Dental Laboratory, LLC was purchased by MDMI on December 31, 2005 (see Note 3).

Note 6. Income Taxes

The provision for income taxes consisted of the following components for the year ended December 31, 2006, and the seven-month period ended December 31, 2005:

	December 31
	2006	2005
Current expense	$85,000	$113,000
Deferred tax expense (benefit)	(496,000)	136,000

	$(411,000)	$249,000

The provision for income taxes for the year ended December 31, 2006, and the seven-month period ended December 31, 2005, differs from the amount determined by applying the U.S. federal income tax rate to pretax income due to the following:

	December 31
	2006	2005
Computed “expected” income tax expense (benefit)	$(344,000)	$172,000
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal tax benefit	(63,000)	35,000
Nondeductible expenses	15,000	20,000
Other	(19,000)	22,000

	$(411,000)	$249,000

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 6. Income Taxes (Continued)

The Company’s overall net deferred tax assets and deferred tax liabilities were comprised of the following at December 31, 2006 and 2005:

	December 31
	2006	2005
Deferred tax assets:
Allowance for doubtful accounts	$463,000	$410,000
Accrued compensation	81,000	26,000
Other	43,000	43,000

	587,000	479,000

Deferred tax liabilities:
Property and equipment basis differences	1,022,000	976,000
Intangible assets	3,615,000	4,054,000
Other	109,000	104,000

	4,746,000	5,134,000

	$(4,159,000)	$(4,655,000)

The deferred tax amounts described above have been classified on the accompanying consolidated balance sheets as of December 31, 2006 and 2005, as follows:

	December 31
	2006	2005
Current asset	$478,000	$375,000
Noncurrent liability	4,637,000	5,030,000

	$(4,159,000)	$(4,655,000)

Note 7. Stock Options

In December 2005, the Company’s stockholders adopted the 2005 Stock Option Plan (the Plan). The Plan provides that stock options to purchase up to 111,111 shares of the Company’s common stock may be granted to directors, executives and other key employees of the Company at exercise prices as determined by a committee established by the Board of Directors (the Committee). No stock options were granted during the year ended December 31, 2006. As of December 31, 2006, stock options for 108,889 shares were issued and outstanding. Once vested, the options allow the holder to purchase a share of common stock for $1 per share. Fifty percent of the options vest ratably over a five-year period (vesting is accelerated if the Company is sold and the holder is still employed by the Company), while the other 50 percent vest upon sale of the Company if certain conditions are met. The Company adopted SFAS No. 123R in 2006 and is accounting for the stock options accordingly. The accounting basis of the options required to be recorded are immaterial to the consolidated financial statements of the Company. The outstanding stock options were purchased by American Dental Partners, Inc. on September 25, 2007 (see Note 10).

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 8. Commitments and Contingencies

Operating leases: The Company leases administrative and dental clinic space under various leases. The leases also require payment of certain operating costs and common area costs. The Company makes various leasehold improvements to these leased facilities, which have been capitalized and reported as property and equipment. When the lease meets the requirements of Financial Accounting Standard No. 13, the Company includes renewal periods when determining the amortization period for the leasehold improvements. For the purpose of disclosing future minimum lease payments under these operating leases, the Company includes the renewal periods if they were used in determining the amortization periods. The minimum lease payments with noncancelable terms in excess of one year, including lease payments on certain renewal periods (which may be canceled), and adjusted for the effect of the Consumer Price Index on certain of the leases for the remainder of 2007 and for the years ending December 31, are as follows at September 24, 2007:

2007	$594,000
2008	2,348,000
2009	2,165,000
2010	2,023,000
2011	1,902,000
2012	1,726,000
Thereafter	7,287,000

Total	$18,045,000

Total rent expense for the nine-month period ended September 24, 2007, the year ended December 31, 2006, and the seven-month period ended December 31, 2005, including operating and common area costs, was $2,095,000, $2,591,000 and $1,254,000, respectively.

Employment contracts: The Company has employment contracts with members of management requiring an annual base salary payment plus various performance-based bonuses. These agreements shall continue for an indefinite period of time, subject to certain termination criteria.

Litigation and examinations: In the normal course of business, the Company is a party to various claims, litigation and examinations. Management is of the opinion that the outcome of these matters will not have a material adverse effect on the financial condition of the Company.

Pension plan: The Company has a defined contribution pension plan which covers all employees and requires annual contributions to the plan of 2 percent of eligible compensation. Total expense for the nine-month period ended September 24, 2007, the year ended December 31, 2006, and the seven-month period ended December 31, 2005, was $219,800, $273,500 and $133,000, respectively.

Preferred stock: If no dividends are declared by MDHI on the preferred stock, the holders of the preferred stock are entitled to receive, when the shares are paid in full, cumulative dividends based on an annual rate of 8 percent of the liquidation value of the stock. The preferred shares have a liquidation preference of $1,000 per share and contain no conversion rights. No cash dividends were declared or distributed during the year ended December, 31, 2006, and the periods ended September 24, 2007, and December 31, 2005. Cumulative, undeclared dividends at September 24, 2007, were approximately $2,021,000 and were paid on September 25, 2007 (see Note 10).

Metropolitan Dental Holdings, Inc. and Subsidiary and Affiliates

Notes to Consolidated Financial Statements

(Information With Respect to the Period as of or Ended September 24, 2007, Is Unaudited)

Note 9. Recent Accounting Pronouncements Not Yet Adopted

The Financial Accounting Standards Board (FASB) has issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company presently recognizes income tax positions based on management’s estimate of whether it is reasonably possible that a liability has been incurred for unrecognized income tax benefits by applying FASB Statement No. 5, Accounting for Contingencies.

The provisions of FIN 48 are applicable to the Company on September 25, 2007. The provisions of FIN 48 are to be applied to all tax positions upon initial application of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption. The Company has not yet determined the potential financial statement impact of adopting FIN 48.

Note 10. Subsequent Events (Unaudited)

On September 25, 2007, the stock of the Company was purchased by American Dental Partners, Inc., and the purchase price was pushed down to the Company, resulting in assets being adjusted to fair value. The Company paid the notes payable to bank and terminated these financing arrangements. The Company has subsequently entered into various employment and business contracts, including entering into new contracts with certain of the Managed Companies.

Metropolitan Dental Management, Inc. and Affiliates

Consolidated Financial Report

May 24, 2005

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.

Contents

Independent Auditor’s Report	1

Financial Statements

Consolidated balance sheet	2 -3

Consolidated statement of income and retained earnings	4

Consolidated statement of cash flows	5

Notes to consolidated financial statements	6 -12

Independent Auditor’s Report

To the Board of Directors

Metropolitan Dental Management, Inc.

Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheet of Metropolitan Dental Management, Inc. and Affiliates as of May 24, 2005, and the related consolidated statements of income and retained earnings and cash flows for the period from January 1, 2005, through May 24, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Dental Management, Inc. and Affiliates as of May 24, 2005, and the results of their operations and their cash flows for the period from January 1, 2005, through May 24, 2005, in conformity with accounting principles generally accepted in the United States of America.

McGladrey & Pullen, LLP

Minneapolis, Minnesota

December 3, 2007

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.

1

Metropolitan Dental Management, Inc. and Affiliates

Consolidated Balance Sheet

May 24, 2005

Assets (Note 2)

Current Assets
Cash and cash equivalents	$2,880,178
Patient accounts receivable, net of allowance for doubtful accounts of $800,000	5,958,532
Prepaid expenses and other	292,269
Deferred tax asset	662,000

Total current assets	9,792,979

Property and Equipment
Leasehold improvements	4,489,826
Furniture, fixtures and equipment	9,266,762

13,756,588

Less accumulated depreciation	7,457,771

6,298,817

Goodwill	969,839

Intangible and Other Assets, net	623,440

Total assets	$17,685,075

See Notes to Consolidated Financial Statements.

2

Liabilities and Shareholders’ Equity

Current Liabilities
Current portion of long-term debt	$929,891
Accounts payable	1,976,337
Accrued payroll and other	2,560,203
Income tax payable	182,090

Total current liabilities	5,648,521

Deferred Income Taxes (Note 4)	985,700
Long-Term Debt, less current portion (Note 2)	2,674,833

Total liabilities	9,309,054

Noncontrolling Interest in Affiliates	252,014

Commitments and Contingencies (Notes 5 and 7)

Shareholders’ Equity (Note 6)
Capital stock	49
Additional paid-in capital	4,473,520
Retained earnings	3,650,438

Total shareholders’ equity	8,124,007

Total liabilities and shareholders’ equity	$17,685,075

3

Metropolitan Dental Management, Inc. and Affiliates

Consolidated Statement of Income and Retained Earnings

Period From January 1, 2005 Through May 24, 2005

Operating revenues (Note 3):
Gross billed services	$24,967,112
Contractual adjustments and other allowances	(5,110,243)

Net operating revenues	19,856,869

Operating expenses:
Salaries and benefits	13,301,157
Lab fees and dental supplies (Note 3)	2,647,059
Office occupancy and facility charges	840,244
Depreciation and amortization	596,985
General and administrative	2,367,168

Total operating expenses	19,752,613

Operating income	104,256

Financial activities:
Interest and other income	3,367
Interest expense	(109,687)
Income before income taxes and noncontrolling interest in affiliates	(2,064)

Noncontrolling interest in affiliates’ net loss	97,083

Income before income taxes	95,019

Provision for income taxes (Note 6)	40,904

Net income	54,115

Retained earnings, beginning	3,596,323

Retained earnings, ending	$3,650,438

See Notes to Consolidated Financial Statements.

4

Metropolitan Dental Management, Inc. and Affiliates

Consolidated Statement of Cash Flows

Period From January 1, 2005 Through May 24, 2005

Cash Flows From Operating Activities
Net income	$54,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	596,985
Gain on disposal of fixed assets	(12,596)
Deferred income taxes	(386,738)
Noncontrolling interest in affiliates	(97,083)
Changes in operating assets and liabilities:
Receivables	1,117,837
Prepaid expenses and other	407,312
Accounts payable and accrued expenses	97,429

Net cash provided by operating activities	1,777,261

Cash Flows From Investing Activities
Purchases of property and equipment	(232,688)
Proceeds from sale of property and equipment	248,618
Acquisitions of dental practices	(296,479)

Net cash used in investing activities	(280,549)

Cash Flows From Financing Activities
Principle payments on long-term debt	(399,756)

Net cash used in financing activities	(399,756)

Increase in cash and cash equivalents	1,096,956

Cash and Cash Equivalents, beginning of period	1,783,222

Cash and Cash Equivalents, end of period	$2,880,178

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$98,955
Cash paid for income taxes	99,000

See Notes to Consolidated Financial Statements.

5

Metropolitan Dental Management, Inc. and Affiliates

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Ownership and Summary of Significant Accounting Policies

Nature of business and ownership: Metropolitan Dental Management, Inc. (the Company) is organized to provide business management services to Metro Dentalcare, P.L.C (MDPLC) and its wholly owned subsidiaries and Family Orthodontic Specialists, P.L.C. (FOSPLC) (collectively the Managed Companies), all of which are dental practices in the state of Minnesota. The Company does not own any direct interest in the Managed Companies.

Metro Dentalcare, P.L.C, a professional limited liability company, operates a network of dental clinics in the Minneapolis/St. Paul metropolitan area. MDPLC owns all of the membership interests in Family Periodontic Specialists, P.L.C., Family Endodontic Specialists, P.L.C., Family Pediatric Specialists, P.L.C., and Family Oral Surgery Specialists, P.L.C. MDPLC owns 50 percent of the membership interests in Family Orthodontic Specialists, P.L.C., which operates several orthodontic clinics in the Minneapolis/St. Paul metropolitan area. Membership interests in MDPLC and the 50 percent of FOSPLC not owned by MDPLC are owned by certain dentists that provide services in the dental practices.

The Company is owned 50 percent by a subsidiary of Delta Dental Plan of Minnesota (Delta) and 50 percent by MDMI Holdings, L.L.C., whose members consist of certain members of MDPLC, some of whom are also executives of the Company.

The Company acquires the assets of dental practices and other related businesses. The acquired assets may include the land, buildings, equipment, patient records and intangibles related to a dental practice. If the real estate for the office is not owned, the Company enters into lease agreements for the space. The Company employs all of the employees that provide services to the Managed Companies, except for dentists who are employed by the Managed Companies.

The Company has entered into long-term management agreements with the Managed Companies. The agreements are effective until 2039. The Company provides all services necessary for the administration of the nonclinical aspects of the dental operations. Services provided to the Managed Companies include sharing the best practices of its managed companies and providing assistance with organizational planning and development; recruiting, retention and training programs; quality assurance initiatives; facilities development and management; employee benefits administration; procurement; information systems; marketing and payor relations; and financial planning, reporting and analysis. In the event of expiration or termination of the management agreement, MDPLC is required to purchase certain assets at market value and assume certain debts and obligations of the Company.

The management agreements with the Managed Companies provide that the Company gets reimbursed on a cost basis for all direct expenses incurred on behalf of the Managed Companies. The agreement with MDPLC provides that the Company will also receive 100 percent of net income after taxes of MDPLC or pay 100 percent to MDPLC if there was a net loss. The agreement with FOSPLC provides that the Company also receives a monthly fee based on a percentage of the net collections of FOSPLC.

As a result of the relationships between MDPLC, FOSPLC, and the Company and implementing the accounting guidance of Financial Accounting Standards Board (FASB) Interpretation No. 46 (Revised 2003), Consolidation of Variable Interest Entities — an interpretation of ARB No. 51, MDPLC and its subsidiaries and FOSPLC are consolidated with the financial statements of the Company and are referred to in these consolidated financial statements as Affiliates or Managed Companies.

6

Metropolitan Dental Management, Inc. and Affiliates

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Ownership and Summary of Significant Accounting Policies (Continued)

Significant accounting policies:

Principles of consolidation: The accompanying consolidated financial statements include the accounts of the Company, MDPLC and its subsidiaries, and FOSPLC. All material intercompany balances and transactions have been eliminated in consolidation.

Noncontrolling interest in Affiliates: MDPLC and FOSPLC are not directly owned by the Company and are instead owned by their members. The net income or loss and the equity applicable to these membership interests have been recognized in the Company’s consolidated financial statements as an adjustment of the Company’s net income and equity.

Management estimates: The preparation of the Company’s financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: Cash equivalents include highly liquid investments with a maturity of three months or less when purchased. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Patient accounts receivable: Patient accounts receivable represent amounts due related to the arrangement of the provision of care to patients. Accounts receivables are reduced by estimates of third-party payor discounts that will be taken from the gross charges and an estimate of the amount of patient accounts that will ultimately be uncollectible. Management determines the allowance for uncollectible accounts by a review of the outstanding amounts on a monthly basis. The allowance is determined by identifying troubled accounts, by using historical experience applied to an aging of accounts, and by considering the patient’s financial history and credit history and current economic events.

As of and for the period ended May 24, 2005, respectively, net patient receivables and related net patient revenue from major customers included the following as a percent of the totals:

	Accounts Receivable	Revenue
Delta Dental	15%	46%
Cigna	7%	13%

The Company purchases from the Managed Companies the net accounts receivable generated from the provision of professional services by the Managed Companies; however, the Managed Companies retain the risk of collection on these receivables.

Property and equipment: Property and equipment are stated at cost. Depreciation and amortization are charged to operations using the straight-line method over the assets’ estimated useful lives ranging from four to 15 years for furniture, fixtures and equipment. Leasehold improvements are being amortized over the lesser of the term of the lease or the estimated useful life of the improvement.

7

Metropolitan Dental Management, Inc. and Affiliates

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Ownership and Summary of Significant Accounting Policies (Continued)

Income taxes: Income taxes are determined by the liability method in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Managed Companies have each elected to be taxed for federal and state income tax purposes as a limited liability company under the provisions of the respective income tax codes. Under these provisions, the members of the Managed Companies report their allocated shares of net income or losses on their income tax returns. As a result, no income taxes are recognized in the consolidated financial statements related to the activities of the Managed Companies.

Goodwill: The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. The Company’s goodwill resulted from the acquisition of various dental clinic operations. SFAS No. 142, Goodwill and Other Intangible Assets, provides that goodwill is not amortized but is subject to an annual test of impairment. SFAS No. 142 prescribes a two-step process for impairment testing of goodwill, which is performed annually as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. No indications of impairment were identified.

Intangible assets: Intangible assets consist primarily of patient records from the acquisition of various dental clinic operations that are used in the operations of MDPLC. Patient records are amortized on a straight-line basis over their economic lives, generally not exceeding 15 years.

Revenue recognition: Patient revenue is recorded at the Company’s established rates, with contractual adjustments deducted to determine net patient revenue, as services are provided or when fees are earned. The Company has entered into reimbursement agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. Reimbursement under these agreements is primarily based on charges or discounts from established charges. Amounts collected in advance of services being provided are reported as unearned revenue, which is reported in other accruals on the consolidated balance sheet.

8

Metropolitan Dental Management, Inc. and Affiliates

Notes to Consolidated Financial Statements

Note 2. Long-Term Debt

Long-term debt at May 24, 2005, consisted of the following:

Note payable ($3,225,000) to bank, due in monthly installments of $61,350, including interest at the bank’s reference rate plus 1.0%, to May 2008; collateralized by substantially all assets (1)	$2,035,689
Note payable ($1,000,000) to bank, due in monthly installments of $15,146, including interest at 7.0%, to May 2010; collateralized by substantially all assets (1)	762,424
Note payable ($852,561) to River Road Dental, PA, due in monthly installments of $11,204, including interest at 6.0%, to December 2011; collateralized by substantially all assets at the Brooklyn Center Clinic	729,723
Note payable to Dr. Kristin Rajala, due in annual installments of $30,000, including interest at 6.0%, to January 2006	30,000
Note payable to Kronos Systems, due in monthly installments of $5,266, including interest at 2.586%, to February 2006	46,888

3,604,724

Less current maturities	929,891

Long-term debt	$2,674,833

(1)	The notes require the Company to meet certain financial covenants related to net worth and net income and impose a limitation on dividends and additional debt that may be incurred. In addition, there are several nonfinancial covenants. The Company and MDPLC are jointly liable for the notes payable to the bank and the line of credit.

Subsequent to May 24, 2005, the notes payable to bank were refinanced by the issuance of additional bank debt in connection with the sale of Company stock (see Note 7). The aggregate annual maturities of long-term debt, excluding the notes payable to bank, are approximately as follows:

2005	$54,000
2006	173,000
2007	102,000
2008	109,000
2009	115,000
2010	123,000
Thereafter	130,000

$806,000

Note 3. Related-Party Transactions

The Company’s management services agreements with the Managed Companies are effective to 2039. In the event of expiration or termination of the agreements, the Managed Companies are required to purchase certain assets at fair value and assume certain debts and obligations of the Company.

9

Metropolitan Dental Management, Inc. and Affiliates

Notes to Consolidated Financial Statements

Note 3. Related-Party Transactions (Continued)

Patients served by MDPLC have insurance coverage that is underwritten or serviced by Delta. For the period from January 1, 2005, through May 24, 2005, net revenues of approximately $9,000,000 were recognized from these patients. At May 24, 2005, the net accounts receivable from Delta were approximately $1,000,000.

Certain lab fees are incurred through Merit Dental Laboratory, LLC, which is owned by two owner doctors of MDPLC. For the period from January 1, 2005, through May 24, 2005, expenses were $1,300,000. At May 24, 2005, accounts payable to Merit Dental Laboratory were $275,000.

Note 4. Income Taxes

The provision for income taxes consisted of the following components at May 24, 2005:

Current expense	$425,000
Deferred tax expense	(384,100)

$40,900

The provisions for income taxes for the period ended May 24, 2005, differ from the amounts obtained by applying the U.S. federal and state income tax rates to pretax income due to the following:

Computed “expected” income tax expense	$32,000
Increase in income taxes resulting from:
State income taxes, net of federal tax benefit	5,000
Nondeductible expenses	3,900

$40,900

The Company’s overall net deferred tax assets and deferred tax liabilities were comprised of the following at May 24, 2005:

Deferred tax assets:
Allowance for doubtful accounts	$548,000
Accrued compensation	92,000
Intangible assets	46,000
Other	34,300

$720,300

Deferred tax liabilities:
Property and equipment basis differences	$1,034,000
Other	10,000

$1,044,000

10

Metropolitan Dental Management, Inc. and Affiliates

Notes to Consolidated Financial Statements

Note 4. Income Taxes (Continued)

The deferred tax amounts described above have been classified on the accompanying consolidated balance sheet as follows:

Current asset	$662,000
Noncurrent liability	985,700

$323,700

Note 5. Commitments and Contingencies

Operating leases: The Company leases administrative and dental clinic space under various noncancelable leases. The leases also require payment of certain operating costs and common area costs.

Future minimum payments under operating leases with noncancelable terms in excess of one year are as follows at May 24, 2005:

2005	$950,000
2006	1,647,000
2007	1,613,000
2008	1,478,000
2009	1,215,000
2010	1,026,000
Thereafter	1,571,000

Total	$9,500,000

Total rent expense for the period ended May 24, 2005, including operating and common area costs, was $839,000.

Employment contracts: The Company has employment contracts with members of management requiring an annual base salary payment plus various bonuses based on net income levels of the Company.

Litigation and examinations: In the normal course of business, the Company is a party to various claims, litigation and examinations. Management is of the opinion that the outcome of these matters will not have a material adverse effect on the financial condition of the Company.

Pension plan: The Company has a defined contribution pension plan which covers all employees and requires annual contributions to the plan of 2 percent of eligible compensation. Total expense for the period ended May 24, 2005, was $100,000.

11

Metropolitan Dental Management, Inc. and Affiliates

Notes to Consolidated Financial Statements

Note 6. Shareholders’ Equity

Following is a summary of authorized and issued stock at May 24, 2005:

Nonvoting cumulative preferred stock, $0.01 par value; authorized and issued 2,891 shares	$29
Class A common stock, $0.01 par value; authorized and issued 1,000 shares	10
Class B common stock, $0.01 par value; authorized and issued 1,000 shares	10

$49

In June 1998, the Company issued 2,891 shares of nonvoting cumulative preferred stock. The holders of the preferred stock are entitled to receive cumulative cash dividends at the annual rate of $9.50 per share from the date of issuance. The preferred shares have a liquidation preference of $100 per share and contain no conversion rights. Cumulative, undeclared dividends at May 24, 2005, were $191,418.

Note 7. Subsequent Events

On May 25, 2005, Metro Dental Holdings, Inc. (MDHI) purchased the outstanding shares of the Company in exchange for a combination of cash and shares of MDHI. The acquisition was accounted for as a leveraged buyout as a portion of the acquisition was funded by issuance of debt in the Company. MDHI is a holding company owned by Sentinel Capital Partners III, L.P., Sentinel Capital Investors III, L.P. and certain members of management of the Company, some of whom are also owners of membership interests in MDPLC.

Subsequent to May 24, 2005, MDHI and the Company entered into various employment contracts, lease agreements and other business contracts.

In December 2005, MDHI adopted the 2005 Stock Option Plan (the Plan). The Plan provides that stock options to purchase up to 111,111 shares of MDHI’s common stock may be granted to directors, executives and other key employees of MDHI at exercise prices as determined by a committee established by the Board of Directors.

In December 2005, the Company purchased the assets of Merit Dental Laboratory, LLC, a company that provides services to the Company (see Note 3). Subsequent to May 24, 2005, the Company also purchased the assets of several dental clinics.

On September 25, 2007, the stock of MDHI was sold to American Dental Partners, Inc.

12